EXHIBIT 10.9

NUVIM, INC.
2001 EMPLOYEE STOCK OPTION PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

          1.01         Purpose. The purpose of the NuVim, Inc. 2001 Employee Stock Option Plan (hereinafter referred to as the “Plan”) is to assist the Company (as defined below) in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of the Company, and directors and consultants of the Company, to achieve long-term corporate objectives.

          1.02         Adoption and Term. The Plan has been approved by the Board of Directors of the Company, but is subject to the approval of the shareholders of the Company within 12 months thereafter. The Plan shall become effective on the date it is approved by the shareholders of the Company (the “Effective Date”) and shall remain in effect until terminated by action of the Board; provided, however, that no Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

               For the purpose of this Plan, the following capitalized terms shall have the following meanings:

          2.01         Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Option Agreement upon the Participant’s death.

          2.02         Board means the Board of Directors of the Company.

          2.03         Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section

          2.04         Committee means the Committee defined in Section 3.01.

          2.05         Company means NuVim, Inc., a Delaware corporation, and its successors.

          2.06         Common Stock means Common Stock of the Company, par value $.00001 per share.

          2.07         Date of Grant means the date designated by the Committee as the date as of which it grants an Option, which shall not be earlier than the date on which the Committee approves the granting of such Option.

          2.08         Exchange Act means the Securities Exchange Act of 1934, as amended.

          2.09         Fair Market Value means, as of any applicable date, the fair market value of the Common Stock as determined by the Board based upon such evidence as it may think necessary or desirable.

          2.10         Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

          2.12         Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

          2.13         Nonstatutory Stock Option means a stock option which is not an Incentive Stock Option.

          2.14         Option Agreement means a written agreement between the Company and a Participant specifically setting forth the terms and conditions of an Option granted under the Plan substantially in the form of Exhibit A attached hereto.

          2.15         Option Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

          2.16         Option Term means, with respect to an Option, the period of time set forth in the Option Agreement during which the Option may be exercised.

          2.17         Options means all Nonstatutory Stock Options and Incentive Stock Options granted at any time under the Plan.

          2.18         Participant means a person designated to receive an Option under the Plan in accordance with Section 5.01.

          2.19         Personnel means any employee, consultant, director, officer or other individual.

          2.20         Plan means the NuVim, Inc. 2001 Employee Stock Option Plan as described herein, as the same may be amended from time to time.

          2.21         Ten Percent Shareholder means any individual who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

ARTICLE III

ADMINISTRATION

          3.01          Committee. The Plan shall be administered by the Board or, in the discretion of the Board, by a committee of the Board (the “Committee”) comprised of at least two persons. The Committee or Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board or Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Options as it determines appropriate, and to take such steps in connection with the Plan and Options granted hereunder as it may deem necessary or advisable. The Board or Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of such delegation of authority or exercise of authority by the Board or Committee, references in the Plan to the Committee shall be deemed to refer to the delegate of the Board or the Committee as the case may be. For purposes of this Plan, references to the Committee shall be deemed references to the Board to the extent that the Board has not appointed a Committee to administer the Plan.

ARTICLE IV

SHARES

          4.01         Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 500,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 7.06. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

          4.02          Shares Subject to Terminated Options. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI and Common Stock subject to any Options which are otherwise surrendered by the Participant may again be subject to new Options under the Plan.

ARTICLE V

PARTICIPATION

         5.01           Eligible Participants. Participants in the Plan shall be such directors, officers and other key personnel of the Company as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Options or grants in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Options.

ARTICLE VI

STOCK OPTIONS

            6.01              Option Awards.

            (a)                General. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Option Agreement.

            (b)                Purchase Price of Options. The Option Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that (i) with respect to Incentive Stock Options, the Option Price per share shall in all cases be equal to or greater than the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code, and (ii) with respect to any Incentive Stock Option granted to any Ten Percent Shareholder, the Option Price per share shall in all cases be equal to or greater than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code.

            (c)                 Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Nonstatutory Stock Option.

            (d)                Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

            (e)                 Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 7.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 7.06.

            6.02             Terms of Stock Options.

            (a)  Conditions on Exercise. An Option Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee as of the Date of Grant.

            (b)          Duration of Options. Options shall terminate after the first to occur of the following events:

                           (i)          Expiration of the Option as provided in the Option Agreement;

                           (ii)         Termination of the Option as provided in Section 6.04, following the Participant’s termination of employment; or

                           (iii)        Ten years from the Date of Grant (five years from the Date of Grant in the case of any Incentive Stock Option granted to a Ten Percent Shareholder).

            (c)           Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement.

            (d)          Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option granted under this Plan to be exercised after its expiration date, subject, however, to the limitation described in Section 6.02(b)(iii).

           6.03         Exercise of Options upon Termination of Employment.

            (a)           General. In event of the termination of employment of the Participant by the Participant or the Company for any reason whatsoever other than death, Permanent Disability (as defined in Section 6.03(b)) or retirement after attainment of age 65, (i) any Options’ that were not vested prior to the date of such termination of employment shall terminate on such date and (ii) any Options that were vested prior to the date of such termination of employment (and which were not previously exercised) shall terminate on the ninetieth (90th) day following the date of such termination of employment or the last day of the Option Term, whichever is earlier.

            (b)          Death, Permanent Disability or Retirement. In the event of the termination of the employment of the Participant by reason of death, Permanent Disability or retirement after attainment of age 65, any Options that were vested prior to date of such termination (and which were not previously exercised), together with any other Options designated by the Committee, shall terminate on the earliest of (i) the first anniversary of the date of such termination, (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination. As used in this Plan, the term “Permanent Disability” means the Participant being deemed to have suffered a disability that makes the Participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

           6.04         Exercise Procedures. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Option Agreement on or before the close of business on the expiration date of the Option. The Option Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full, in cash by the Participant pursuant to the Option Agreement; provided, however, that the Committee may (but shall not be required to)

permit payment to be made by delivery to the Company of either (a) Common Stock (which may include shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Option Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value of a share of Common Stock as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Option Price any fractional share of Common Stock. Any part of the Option Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Option Price upon the exercise of any Option shall be held as treasury shares.

ARTICLE VII

MISCELLANEOUS

           7.01              Plan Provisions Control Option Terms. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Committee have the power to grant any Option under the Plan which is contrary to any of the provision of the Plan. In the event any provision of any Options granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan as constituted on the Date of Grant of such Option shall control. Except as provided in Section 7.03 and Section 7.06, the terms of any Option granted under the Plan may not be changed after the Date of Grant of such Option so as to materially decrease the value of the Option without the express written approval of the holder.

           7.02              Option Agreement. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement or received any other Option acknowledgment authorized by the Committee expressly granting the Option to such person and containing provisions setting forth the terms of the Option.

           7.03              Modification of Option After Grant. No Option granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Option) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

          7.04              Limitation on Transfer. A Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant.

           7.05              Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable with respect to such Participant’s Option, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of shares upon exercise of an Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Option; provided, however, that the Committee may (but shall not be required to) permit the Participant to meet his or her withholding requirement by (i) having withheld from such Option at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, or (ii) a combination of shares and cash.

            7.06              Adjustments to Reflect Capital Changes.

                       (a)          Recapitalization. The number and kind of shares subject to outstanding Options, the Option Price for such shares, the number and kind of shares available for Options subsequently granted under the Plan and the maximum number of shares in respect of which Options can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

                      (b)          Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Option, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Option. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to such Merger or consolidation, as the Board so determines. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 7.07(b) shall be conditioned upon the consummation of the Merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

                       (c)          Options to Purchase Shares of Stock of Acquired Companies. After any Merger in which the Company shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

                    (d)           Change of Control. Should any party acquire the common stock of the Company in excess of fifty percent or the voting rights thereof, this shall be deemed a change of control and all options granted under the Plan shall immediately vest.

           7.07                No Right to Employment. No employee or other person shall have any claim of right to be granted an Option under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

           7.08               Options Not Includable for Benefit Purposes. Common Stock received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Board.

           7.09               Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

           7.10               No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.

           7.11               Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

           7.12               Severability. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

           7.13               Amendment and Termination.

                                 (a)          Amendment. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option.

                                 (b)         Termination. The Board shall have the right and the power to terminate the Plan at any time. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option would have been exercisable had the Plan not terminated.

*  *  *

EXHIBIT A

STOCK OPTION AGREEMENT

as of _____________, 2001

          The parties to this Stock Option Agreement (this “Agreement”) are NuVim, Inc., a Delaware corporation having its principal place of business in _____________, _____________ (the “Company”) and _____________, an employee of the Company (the “Optionee”).

          The Company desires to have the Optionee serve as an employee of the Company and to provide the Optionee with an incentive to put forth maximum effort for the success of the business.

          The Company has adopted the NuVim, Inc. 2001 Employee Stock Option Plan (the “Plan”) to attract and retain highly competent employees and to provide an incentive in motivating selected employees to achieve long-term corporate objectives. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Plan.

          This Agreement sets forth the terms and conditions applicable to options to purchase shares of the Common Stock of the Company, par value $.00001 per share (the “Common Stock”), granted to the Optionee under the Plan as of the date first above written (the “Grant Date”).

          Accordingly, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
Grant of Options

             1.1          Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee as of the Grant Date the right and option to purchase from the Company up to, but not exceeding in the aggregate, _____________ shares of Common Stock, at an option price of $ _______ per share (the “Options”), and for the period beginning on the Grant Date and ending on _____________, 2011 (the “Option Term”).

             1.2          The Options are (not) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

ARTICLE II
Vesting, Exercise and Tax Withholding

          2.1          Unless sooner vested or terminated pursuant to this Agreement, the Options granted to the Optionee hereunder shall vest in accordance with the following schedule:

Date of Vesting	Number of Shares for which Options Vest

_____________, 2002
_____________, 2003
_____________, 2004

On and after the date Options have vested, they may be exercised at any time and from time to time during the Option Term, subject to earlier termination in accordance with Article III. Upon the termination of any of the Options pursuant to Article III, the Options so terminated shall cease to be exercisable and the Optionee shall have no further rights under this Agreement with respect to the Options so terminated. In the event that Optionee’s involvement with the Company shall be reduced to something less than full time, but not constituting termination, the Company may at its sole discretion reduce the amount of unvested, but previously granted options.

          2.3          The Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Grant Date, to vest the Options, in whole or in part, prior to the time the Options would otherwise vest under the terms of this Agreement.

          2.4          Vested Options shall be exercised by the Optionee (i) by delivering to the Company a Notice in the form set forth as Exhibit A hereto, together with a check payable to the order of the Company or (ii) in such other form as may be permitted by the Company.

          2.5          The Company shall notify the Optionee of the amount of withholding tax or other tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the exercise of the Options or the sale of shares of Common Stock subject to the Options. The Optionee shall meet his withholding requirement (i) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such exercise, or (ii) in such other form as may be permitted by the Company.

ARTICLE III

Termination of Employment

          3.1          In event of the termination of employment of the Optionee by the Optionee or the Company for any reason whatsoever other than death, permanent disability (as defined in Section 3.2) or retirement after attainment of age 65, (i) any Options that were not vested prior to the date of such termination of employment shall terminate on such date and (ii) any Options that were vested prior to the date of such termination of employment (and which were not previously exercised) shall terminate on the ninetieth (90th) day following the date of such termination of employment or the last day of the Option Term, whichever is earlier.

          3.2          In the event of the termination of the employment of the Optionee by reason of death, permanent disability or retirement after attainment of age 65, those unexercised Options that were vested prior to the date of such termination (and which were not previously exercised) shall terminate on the earliest of (i) the first anniversary of the date of such termination, the last day of the Option Term, or (ii) in the case of death, the first anniversary of the Optionee’s retirement or permanent disability. Any Options that were not vested prior to the date of such termination shall vest as of the date of such termination. As used in this Agreement, the term “permanent disability” means the Optionee being deemed to have suffered a disability that makes the Optionee eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time. In the event no long-term disability plan is in effect, permanent disability shall be deemed to have occurred upon the concurring diagnosis of two independent physicians.

          3.3          In the event of termination of employment, the Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Grant Date, to permit an Option to be exercised, in whole or in part, after its expiration date described in Section 3.1 or Section 3.2, but not after the expiration of the Option Term.

ARTICLE IV
Miscellaneous

          4.1          The number and kind of shares subject to outstanding Options and the option price for such shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options. The Company shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          4.2          After any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having a similar effect involving the Company (collectively, a “Merger”), in which the Company is the surviving corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of the Options to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Options, the number and class of shares or other securities to which the Optionee would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, the Optionee had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to the Options. Comparable rights shall accrue to the Optionee in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the Board of Directors of the Company shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to such Merger or consolidation, as the Board so determines. The exercise and/or vesting of the Options that was permissible solely by reason of this Section 4.2 shall be conditioned upon the consummation of the Merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

          4.3          After any Merger in which the Company shall be a surviving corporation, the Company may grant substituted options pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old Options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

          4.4          Should any party acquire the common stock of the Company in excess of fifty percent or the voting rights thereof, this shall be deemed a change of control and, the Board of Directors of the Company shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested.

          4.5          Nothing contained in this Agreement shall be deemed to confer upon the Optionee, in his capacity as a holder of Options, any right to prevent or to approve or vote upon any of the corporate actions described in this Article IV. The existence of the Options granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          4.6          Whenever the term “the Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Options may be transferred by will or by the laws of descent and distribution, the term “the Optionee” shall be deemed to include such person or persons.

          4.7         The Options granted hereunder are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee’s lifetime only by him or her. No assignment or trans of the Options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Options shall terminate and become of no further effect.

          4.8         The Optionee shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the Options shall not have been exercised as herein provided.

          4.9           Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Optionee, with or without cause.

          4.10         Nothing in this Agreement or otherwise shall obligate the Company to vest any of the Options, to permit the Options to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Optionee.

          4.11         Notwithstanding any other provision hereof, the Optionee shall not exercise the Options granted hereunder, and the Company shall not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance (or such purchase) of such shares would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

          4.12         No amounts of income received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance, plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

          4.13         Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its office at 12 Route 17 North, Suite 210, Paramus, NJ 07652 and all notices or communications by the Company to Optionee may be given to the Optionee personally or may be mailed to him or her.

          4.14         This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

          4.15         As used in this Agreement, unless the context otherwise requires (i) references to “Articles” or “Sections” are to articles or sections of this Agreement, (ii) “hereof, “herein”, “hereunder” and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) references to any gender include references to all genders, (iv) “including” means including without limitations and (v) headings of the various articles and sections are for convenience of reference only.

          4.16        This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Agreement, the Company makes no representations, warranties or covenants to the Optionee with respect to this Agreement or its subject matter, including with respect to (i) the current or future value of the shares subject to the Options and (ii) whether the option price is equal to less than or greater than the fair market value of a share of Common Stock. Any modification, amendment or waiver to this Agreement will be effective only if it is in writing signed by the Company and the Optionee. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

                          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NUVIM, INC.

By:

Title:

OPTIONEE:

EXHIBIT A

EXERCISE OF STOCK OPTION

                    Pursuant to the provisions of the Stock Option Agreement entered into as of ____________, 2000 between NuVim, Inc. (the “Company”) and ____________, Optionee (the “Agreement”), I hereby exercise the Stock Option granted under the terms of the Agreement to the extent of____________shares of the Common Stock of the Company (the “Shares”). I deliver to the Company herewith the following in payment for the Shares:

                                        $ ____________in cash

                                        Stock certificates for ____________shares of Common Stock

Date: ____________________________	____________________________
Optionee

____________________________
Address

____________________________
Social Security Number